Exhibit 99.1

[LOGO OF DOLE FOOD COMPANY, INC.]
P.O. Box 5132 • Westlake Village, CA 91359-5132 • 818-874-4000 • Fax 818-874-4893

NEWS RELEASE
Contact: Freya Maneki
818-879-6812

DOLE FOOD COMPANY, INC. ANNOUNCES
EXPIRATION OF EXCHANGE OFFER

WESTLAKE VILLAGE, California – July 26, 2002 – Dole Food Company, Inc. (NYSE: DOL) announced today that as of 5:00 p.m., New York City time on July 23, 2002, its exchange offer (the “Exchange Offer”) to exchange up to $400.0 million principal amount of newly issued 7 1/4% Senior Notes Due 2009 registered under the Securities Act of 1933, as amended (the “Securities Act”), for a like principal amount of its outstanding privately placed 7 1/4% Senior Notes Due 2009 expired, and that all of the privately placed 7 1/4% Senior Notes Due 2009 were tendered in the Exchange Offer and accepted.

Exchange offers of this kind are customary in transactions in which notes have been issued in a private placement satisfying the requirements of Rule 144A and Regulation S promulgated under the Securities Act, as were the tendered notes.

Dole Food Company, Inc., with 2001 revenues of $4.5 billion, is the world’s largest producer and marketer of high-quality fresh fruit, fresh vegetables and fresh-cut flowers, and markets a growing line of packaged foods.

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